Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-152142) of Energy Recovery, Inc., of our report dated February 10, 2010, relating to the financial statements of Pump Engineering, LLC, which appears in this Current Report on Form 8-K/A of Energy Recovery, Inc.

Gilmore, Jasion & Mahler LTD

/s/ Gilmore, Jasion & Mahler LTD
Maumee, Ohio November 19, 2010